UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 14, 2008 (October 7, 2008)
Date of Report (Date of earliest event reported)

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of
incorporation)

380 Madison Avenue
New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Entry into Material Compensatory Plan

Equity Deferral Award Program Subplan Under the 2007 Omnibus Equity Compensation

On October 7, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Investment Technology Group, Inc. (the “Company”) adopted the Equity Deferral Award Program Subplan (the “Program”) under the 2007 Omnibus Equity Compensation Plan (the “Omnibus Plan”), effective as of January 1, 2009.

The purpose of the Program is to provide an additional incentive to selected members of senior management and key employees to increase the success of the Company, by automatically substituting stock units for a portion of the variable compensation to be earned by such persons.  The stock units represent an equity interest in the Company to be acquired and held under the Program on a long-term, tax-deferred basis.

The key terms of the Program are as follows:

Administration.  The Committee will administer and interpret the Program, and has the authority and discretion under the Program as it has under the Omnibus Plan.  The Committee may appoint an administrative committee to perform and exercise ministerial functions under the Program.

Shares Subject to the Program. Shares of Company common stock delivered upon settlement of stock units under the Program will be shares reserved and available under the Omnibus Plan.  Accordingly, the number of shares delivered in settlement of stock units under the Program will be counted against the shares reserved and available under the Omnibus Plan.  Stock units granted under the Program in place of compensation under the Omnibus Plan resulting from an award intended to comply with the applicable requirements of section 162(m) of the Internal Revenue Code of 1986, as amended will be subject to the annual per-person limitations under the Omnibus Plan.

Eligibility.  The Committee will select the employees who will be eligible to participate in the Program.

Grants Under the Program. Each participant will be automatically granted a number of basic stock units on the date the year-end cash bonus would otherwise be paid to the participant equal to (i) the amount by which the participant’s variable compensation is reduced as determined by the Committee, divided by (ii) the fair market value of a share of the Company’s common stock on the date of grant.  In addition, each participant will be automatically granted an additional number of matching stock units on the date of grant equal to 20% of the number of basic stock units granted.

The Program also provides the Committee with the discretion to grant stock options representing a number of shares of Company common stock with a Black-Scholes value equal to the amount by which the participant’s variable compensation is reduced, as determined by the Committee, based on the current fair market value of a share of the Company’s common stock on the date of grant.  The Committee may also determine, in its sole discretion, to award a bonus in the form of stock units to any participant at such time or times and subject to such terms and conditions as the Committee deems appropriate.

Vesting and Settlement of Grants. Basic stock units will vest in equal annual installments on each of the first, second and third anniversaries of the date of grant, if the participant remains continuously employed by the Company or its subsidiaries on each applicable vesting date, and will be settled within 30 days after each applicable vesting date.  Matching stock units will vest 100% on the third anniversary of the date of grant, if the participant remains continuously employed by the Company or its subsidiaries through such vesting date, and will be settled within 30 days after the date on which such matching stock units vest.

All stock units will automatically vest in full at the time a participant’s employment terminates due to his or her death or disability and will be settled within 60 days thereafter.  All stock units will also automatically vest in full upon the occurrence of a change in control if the participant is employed by the Company or its subsidiaries on the date of the change in control, and will be settled within 30 days following the change in control.

If the participant’s employment is terminated on account of the participant’s retirement or by the Company without cause, the Committee may determine, in its sole discretion and subject to certain conditions, that the participant will continue to vest in all stock units as if the participant continued in employment with the Company on each applicable vesting date, and the stock units will be settled within 30 days after each applicable vesting date.

If the participant’s employment terminates for any other reason prior to a vesting date, all stock units will be forfeited to the Company, unless the Committee determines otherwise.

All stock units will be settled by issuance or delivery to the participant (or following his or her death, the participant’s designated beneficiary) of a number of shares of Company common stock equal to the number of stock units credited to the participant as of the applicable date on which such stock units vest.

Amendment and Termination of the Program.  The Committee may amend, alter, suspend, discontinue or terminate the Program without the consent of participants; provided, however, that without the consent of an affected participant, no such action will materially and adversely affect the rights of such participants with respect to outstanding stock units.

The foregoing summary of the Program is qualified by reference to the full text of the Program, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

(e)           Amendment to Material Compensatory Plan

The Company’s Amended and Restated Stock Unit Award Program Subplan (the “SUA Program”) has been further amended and restated, effective January 1, 2008.  The amendment to the SUA Program freezes the SUA Program such that it shall not apply to compensation earned for any calendar year after calendar year 2008 and provides participants with a special transition election with respect to cessation of participation in the SUA Program for bonus payments for calendar year 2008 that are due after December 31, 2008 and on or before March 15, 2009.  Certain other amendments were made to the SUA Program in order to comply with Section 409A of the Internal Revenue Code.

A copy of the SUA Program, as amended and restated, is attached as Exhibit 10.2 hereto.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
10.1	Equity Deferral Award Program Subplan
10.2	Amended and Restated Stock Unit Award Program Subplan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Dated: October 14, 2008	By:	/s/ P. Mats Goebels
P. Mats Goebels
Managing Director, General Counsel, and
Duly Authorized Signatory of Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Equity Deferral Award Program Subplan
10.2	Amended and Restated Stock Unit Award Program Subplan